                                                                    Exhibit 21.1

                           GTECH HOLDINGS CORPORATION
                                  SUBSIDIARIES



GTECH Holdings Corporation

                   > GTECH Reinsurance Company (Vermont)

|
v

GTECH Corporation

|
v

GTECH Corporation Subsidiaries


Cam Galaxy Group Ltd. (UK) 40%  |   >  Europrint Holdings
                                |      Ltd. (UK)
JSJ Ltd. (UK) 60%               |


Data Transfer Systems, Inc.

DataTrans Sp. z.o.o. (Poland) (52% effective control)


Dreamport, Inc.

                   > Dreamport International, Inc. 99%

                   > Dreamport do Brasil Ltda. (Brazil) 1% GTFH

                   > Dreamport Turfway LLC



Dreamport Suffolk Corporation

GameScape, Inc. (RI)


GTECH Asia Corporation

                   > GTECH Ukraine (Ukraine)
                     (99% GTECH Asia Corp., 1% GTECH Management PI)

                      |
                      v

                     Saga Communications Ukraine (Ukraine)
                     (51% GTECH Ukraine, 24% GTECH Asia Corp)


|
v

Lottery Equipment Company (Ukraine)
(99.994% GTECH Asia Corp., 0.06%


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GTECH Australasia Corporation

GTECH Brasil Ltda (Brazil) (99.75% GTECH Corp., 0.25% GTFH)

GTECH Canada Computer Systems Corporation (Canada)

GTECH Child Care Center (RI)

GTECH Communicaciones Colombia Ltd. (Colombia) (99.99%)

GTECH Computer Systems Sdn Bhd (Malaysia)

GTECH Corporation (Utah)

GTECH Eesti A.S. (Estonia)

GTECH Espana Corporation

GTECH Europe S.A. (Belgium) (99.99% GTECH Corp., 0.01% GTFH)

GTECH Foreign Holdings Corporation


                   > Online Transaction
                     Technologies SARL
                     a Associe Unique
                     (Morocco)

                   > GTECH Cote d'Ivoire
                     (Ivory Coast)

                   > Beijing GTECH
                     Computer
                     Technology Company
                     Ltd. (PRC)

                   > GTECH France
                     S.A.R.L. (France)

                   > GTECH Mexico
                     S.A. de C.V.
                     (Mexico) (99.99% GTFH,
                     0.01% GTLA)




GTECH Gaming Subsidiary 2 Corporation


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GTECH Global Services Corporation
Ltd. (Cyprus) (99.99%)

|                  > GTECH Lanka
                     (Private) Ltd. (Sri
                     Lanka) (99.9% GGSC &
                     0.1% GTECH Corp.)

|                  > Inca Payments
                     Limited (UK) (50%
                     GGSC & 50% Radicall
                     Limited)

|                  > Spartacus
                     Acquisition, Inc.
                     (Canada)

|                  > GTECH Sweden
                     AB (Sweden)

|                  > GTECH Ireland
                     Operations
                     Limited (Ireland)

|                  > GTECH Far East
                     Pte Ltd
                     (Singapore)

|                  > GTECH Eastern
                     Europe Sp. z o.o.
                     (Poland)

|                  > Aitken Spence
                     GTECH (Private)
                     Limited (Sri
                     Lanka) (50% GGSC &
                     50% Aitken Spence Corp.
                     Finance Ltd.)


|
v

GRYTEK Sp. z o.o. (Poland)

|
v

G.I.C. Uslugi Finansowe Sp. z o.o.
(Poland) (62.96% Grytek, 37.04% PolCard Holding
S.A.R.L. (wholly owned by Innova Capital S.p. z o.o.))

|
v

PolCard S.A. (Poland) (99.67% G.I.C., 0.33% Union of Polish Banks)

GTECH GmbH (Germany)

GTECH Ireland Corporation

GTECH Italia Srl (Italy) (90% GTECH Corp., 10% GTFH)

GTECH Italy Corporation

GTECH Latin America Corporation

GTECH LIT Corporation (Lithuania)

GTECH Management P.I. Corporation

GTECH Northern Europe Corporation

GTECH Rhode Island Corporation (RI)

GTECH Slovakia Corporation

GTECH South Africa Corporation

GTECH Southern Africa (Pty) Ltd. (South Africa)

GTECH Sweden Corporation

GTECH U.K. Limited (UK)

GTECH WaterPlace Park Company, LLC

GTECH Worldserv, Inc.

GTECH Worldserv International, Inc.

GTECH Worldwide Services Corporation

On-Line Lottery License and
   Lease B.V. (Netherlands)

                   > GTECH Avrasya Teknik
                     Hizmetler ve Musavialik
                     A.S. (Turkey)


Oy GTECH Finland (Finland)

SB Industria E Comercio Ltd. (Brazil) (99.99% GTECH Corp., 0.01% GTFH)

Siam GTECH Company Limited (Thailand)

Simulti, LLC (99% GTECH Corp., 1% GTFH)

Technology Risk Management Services, Inc.

Uwin Corporation

                   > Uwin Network Operations Ltd.
                     (Ireland)

                   |
                   v

                     Uwin Ireland Operations Ltd. (Ireland)


VideoSite, Incorporated


NOTES:

1. All references to "GTFH" shall mean GTECH Foreign Holdings Corporation. All references to "GTLA" shall mean GTECH Latin America Corporation. All references to "GGSC" shall mean GTECH Global Services Corporation Ltd.

2. Unless otherwise indicated, all subsidiaries listed are incorporated in the State of Delaware.

3. Unless otherwise indicated, the percentage of ownership of a subsidiary is 100%.

4. For purposes of this list, the term "subsidiary" shall mean an entity in which GTECH Holdings Corporation or GTECH Corporation maintains fifty percent (50%) or more of ownership.